MAA Announces Update to Its Brand and Logo

MEMPHIS, Tenn., March 11, 2011 /PRNewswire/ --Mid-America Apartment Communities, Inc.(NYSE: MAA) announced today that as part of a new branding project initiated to better reflect the company's operating footprint and focus on the high growth Sunbelt region of the U.S., the company will be conducting business as MAA.

(Logo:  http://photos.prnewswire.com/prnh/20110311/CL63419LOGO)

Eric Bolton, MAA chairman and chief executive officer said, "Over the last 17 years as a publicly owned company, we have grown from a portfolio of 6,000 apartments focused on the Mid-South area, to a portfolio of 47,000 high quality apartment homes diversified across the Sunbelt region of the U.S.  Our updated brand identity is designed to better reflect the larger footprint and dynamic growth capabilities that we now have in place.  Our approach to deploying capital and the sophisticated operating platform we have developed have delivered a record of strong performance for our residents, our employees and our shareholders.  We remain committed to the business strategy, our investment disciplines and the culture that have long defined our company's record of success.  We're excited about our up-dated brand as we move forward; well positioned to deliver higher value in the emerging recovery cycle for the apartment business."

Melintha Ogle, Vice President and Director of Marketing, said, "Our new name is the ticker we have held on the New York Stock Exchange since we went public in 1994.  Our new identity retains a connection and commitment to the principles that have guided our company for the past 17 years, while recognizing the dynamic markets and operating capabilities that define MAA today.  Our new logo, consisting of a community of individual apartment homes, reflects the colors and focus we have on the Sunbelt area of the U.S.  The individual apartment homes are supported in the center by a sunburst, representing the distinctive qualities of MAA, such as our superior operating platform and the talented people who work at each of our communities. Together, we believe these attributes generate 'A Brighter View' and a compelling choice for the residents, employees and shareholders that we serve."

The company's new web site, www.maac.com, went live today with the new brand identity and increased functionality for current and future residents and for investors. The site features enhanced apartment search functions and information on MAA's Brighter Living and Greener Living, which highlight the lifestyle options available to our residents and our commitment to the environment.

The new branding is a result of extensive research conducted with MAA employees, investors and other stakeholders, and was developed by archer>malmo. It was unveiled to the company's 1,300 employees on February 16th at their annual leadership conference.

Securities and Exchange Commission, or SEC, filings for the company will continue to be filed under Mid-America Apartment Communities, Inc. but can be found on the Investor Relations page of the company's new web site, www.maac.com, or by searching under the company's ticker symbol, MAA, on the SEC web site, www.sec.gov.

MAA is a self-administered, self-managed apartment-only real estate investment trust which currently owns or has ownership interest in approximately 47,000 apartment units throughout the Sunbelt Region of the U.S. For further details, please refer to our website at www.maac.com or contact Investor Relations at investor.relations@maac.com or by mail at 6584 Poplar Avenue, Memphis, TN  38138.

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about anticipated investment returns. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including a downturn in general economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances, changes in demographic trends and other items that are difficult to control, as well as the other general risks inherent in the apartment and real estate businesses. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.

CONTACT:  Investor Relations of Mid-America Apartment Communities, +1-901-682-6600, or investor.relations@maac.net